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     As filed with the Securities and Exchange Commission on March 30, 1999
                                            Registration Statement No. 333-49949
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             ----------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                      SECURITY DYNAMICS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                             ----------------------

             DELAWARE                                    04-2916506
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 301-5000
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)

                             ----------------------

                             CHARLES R. STUCKEY, JR.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                      SECURITY DYNAMICS TECHNOLOGIES, INC.
                                 36 CROSBY DRIVE
                          BEDFORD, MASSACHUSETTS 01730
                                 (781) 301-5000
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:
                             HAL J. LEIBOWITZ, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109



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   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: NOT APPLICABLE

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





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EXPLANATORY NOTE:

         Pursuant to a Registration Statement on Form S-3, as amended (File No. 333-49949) (the "Registration Statement"), Security Dynamics Technologies, Inc. (the "Company") registered an aggregate of 784,342 shares of Common Stock, $.01 par value per share, of the Company held by certain stockholders of the Company (the "Shares").

         The offering of the Shares terminated on March 26, 1999. An aggregate of 590,000 Shares were sold in the offering. Accordingly, this Post-Effective Amendment No. 1 to Registration Statement is being filed for the purpose of deregistering the remaining 194,342 Shares which were not sold in the offering.





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                                    SIGNATURE

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts on the 30th day of March, 1999.



                                    SECURITY DYNAMICS TECHNOLOGIES, INC.



                                    By: /s/ Marian G. O'Leary
                                        --------------------------------------
                                        Marian G. O'Leary
                                        Senior Vice President, Finance,
                                        Chief Financial Officer and Treasurer